UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 27, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Carmike Cinemas, Inc. (the “Company”) has entered into a Fifth Amendment, effective July 27, 2006 (the “Fifth Amendment”), to the Credit Agreement, dated as of May 19, 2005, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement (the “Lenders”), Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent (as amended, the “Credit Agreement”).
As previously disclosed, the Company was unable to file its annual report on Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006, on or before July 27, 2006 — the extended filing deadline previously agreed to by the Lenders in the Fourth Amendment to the Credit Agreement, dated as of June 2, 2006. Therefore, the Fifth Amendment extends the date by which the Company must submit to the Lenders audited financial statements for the year ended December 31, 2005 and unaudited financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.
The Fifth Amendment:
•	extends the date by which the Company must submit to the Lenders audited financial statements for the year ended December 31, 2005 to September 30, 2006;
•	extends the date by which the Company must submit to the Lenders unaudited financial statements for the quarter ended March 31, 2006 to September 30, 2006;
•	extends the date by which the Company must submit to the Lenders unaudited financial statements for the quarters ended June 30, 2006 and September 30, 2006 to December 31, 2006; and
•	increases the effective interest rate on the Company’s outstanding borrowings under the Credit Agreement by 0.50% per annum until such time as the Company’s audited financial statements for the year ended December 31, 2005 and its unaudited financial statements for the quarter ended March 31, 2006 are delivered to the Lenders. In addition, this 0.50% per annum increase will be in effect if the Company is unable to deliver its unaudited financial statements for the quarter ended June 30, 2006 by August 14, 2006 or if the Company is unable to deliver its unaudited financial statements for the quarter ended September 30, 2006 by November 14, 2006, until such time as these unaudited financial statements are delivered.
The Fifth Amendment provides that until the Company has delivered to the Lenders the audited financial statements for the year ended December 31, 2005 and the unaudited financial statements for the quarter ended March 31, 2006, the maximum principal amount of indebtedness that the Company may incur under the $50 million revolving credit facility comprising part of the Credit Agreement is $10 million. In addition, the maximum principal amount of indebtedness that the Company may incur under the revolving credit facility will continue to be limited to $10 million if the Company is unable to deliver its unaudited financial statements for the quarter ended June 30, 2006 by August 14, 2006 or if the Company is unable to deliver its unaudited financial statements for the quarter ended September 30, 2006 by November 14, 2006, until such time as these unaudited financial statements are delivered. No borrowings are currently outstanding under the revolving credit facility.
In addition, the Company has also agreed, that by October 25, 2006, it will enter into and maintain hedging agreements to the extent necessary to provide that at least 45% of the aggregate principal amount outstanding on the Company’s term loans is subject either to a fixed interest rate or interest rate protection through a date not earlier than May 19, 2008.
The Company will pay amendment fees to those Lenders approving the Fifth Amendment in the aggregate amount of approximately $650,000.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: July 27, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

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